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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   GPPC, INC.


         FIRST: NAME. The name of the corporation (the "CORPORATION") is GPPC, INC.

         SECOND: REGISTERED OFFICE AND AGENT. The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of the registered agent at such address is Corporation Service Company.

         THIRD: PURPOSES. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

         FOURTH: CAPITALIZATION. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, with a par value of $.01 per share.

         FIFTH: INCORPORATOR. The name and mailing address of the sole incorporator is as follows:

                  NAME                        MAILING ADDRESS
                  ----                        ---------------
                  Andrew M. Metcalf           King & Spalding
                                              1185 Avenue of the Americas
                                              New York, New York 10036-4003
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         SIXTH: ADDITIONAL POWERS OF BOARD OF DIRECTORS. The Board of Directors
shall have the power, without stockholder action, to make bylaws for the Corporation and to amend, alter or repeal the bylaws of the Corporation.

         SEVENTH: VOTING BY BALLOT. Elections of Directors need not be by ballot unless the bylaws of the Corporation provide otherwise.

         EIGHTH: STOCKHOLDERS MEETINGS. Any action required to be, or which may be, taken at a meeting of stockholders, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed and dated by all stockholders then entitled to vote. Such consent shall have the same force and effect as an affirmative vote of the stockholders then entitled to vote and shall be filed with the minutes of the proceedings of the stockholders.

         NINTH: LIMITED LIABILITY OF DIRECTORS. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the Delaware General Corporation Law. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article NINTH shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

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         IN WITNESS WHEREOF, the undersigned, being the sole incorporator named herein, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law does make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 29th day of April, 1998.


                                                  /s/ Andrew M. Metcalf
                                                  ---------------------------
                                                     Andrew M. Metcalf
                                                     Sole Incorporator


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